UNITED STATES SECURITIES AND
                              EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 11, 2009

                               NOVAGEN SOLAR INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-149617
                            (Commission File Number)

                                   98-0471927
                       (IRS Employer Identification No.)

        4620 888 3RD STREET SW, SUITE 1000, CALGARY, ALBERTA     T2P 5C5
             (Address of principal executive offices and Zip Code)

                                  403.561.9535
              (Registrant's telephone number, including area code)

                            Pickford Minerals, Inc.
                                 (Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
FISCAL YEAR

On May 11, 2009, the Company's Articles of Incorporation were duly amended and the Company's name changed under Article 1 of the Articles of Incorporation from "Pickford Minerals, Inc." to "Novagen Solar Inc." The amendment was made effective on May 12, 2009 through the filing of a Certificate of Amendment with the Secretary of State of Nevada.

The amendment of the Company's Articles of Incorporation was approved under section 78.320 of the Nevada Revised Statutes and the Company's Bylaws, which provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action. On April 26, 2009, the director of the Company approved and recommended the amendment. On May 11, 2009, stockholders holding at least a majority of the voting rights of all outstanding shares of the Company's capital stock voted in favor of the amendment by written consent.

ITEM 8.01: OTHER EVENTS.

On May 12, 2009, the Company's name changed from "Pickford Minerals, Inc." to "Novagen Solar Inc."

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICKFORD MINERALS INC.





/s/ Fidel Thomas
Fidel Thomas, CEO and Director
Date: May 12, 2009